                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           The L. E. Myers Co. Group
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                    [NAME]
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                       [THE L.E. MYERS CO. LETTERHEAD]


April 4, 1995



Dear Stockholder:


You are cordially invited to attend the Annual Meeting of Stockholders to be held on Thursday, May 11, 1995, in the English Room, Meadows Corporate Center, 2850 West Golf Road, Rolling Meadows, Illinois, commencing at 10:00 a.m. Chicago time.

We hope you will be able to join us at this year's meeting; but whether or not you plan to attend in person, please take a few minutes now to sign, date and return your proxy in the enclosed pre-addressed postage prepaid envelope. Regardless of the number of shares of common stock of Myers that you may own, your vote is important.

Thank you for your continued interest in our Company.



Sincerely,




Charles M. Brennan III
Chairman and
Chief Executive Officer

                           THE L. E. MYERS CO. GROUP

                                   SUITE 200
                              2550 WEST GOLF ROAD
                        ROLLING MEADOWS, ILLINOIS 60008

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 11, 1995





     The 1995 annual meeting of the stockholders of The L. E. Myers Co. Group, a Delaware corporation (the "Company"), will be held at the Meadows Corporate Center, English Room, 2850 West Golf Road, Rolling Meadows, Illinois on Thursday, May 11, 1995 commencing at 10:00 a.m., Chicago time, for the following purposes:

     1.   To elect one Class III director.

     2. To consider and vote upon a proposal to approve the Company's 1995 Stock Option Plan as described in and attached to the accompanying proxy statement as Appendix A.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 23, 1995 has been fixed as the record date for the meeting. Only stockholders of record at that date are entitled to notice of and to vote at the meeting. A list of such stockholders will, for ten days prior to the meeting, be open for examination by any stockholder, for any purpose germane to the meeting, at the office of the Secretary of the Company, Suite 200, 2550 West Golf Road, Rolling Meadows, Illinois during regular business hours. You are cordially invited to attend the meeting.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Byron D. Nelson
                                   Secretary

Rolling Meadows, Illinois
April 4, 1995





THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                           THE L. E. MYERS CO. GROUP

                                   SUITE 200
                              2550 WEST GOLF ROAD
                        ROLLING MEADOWS, ILLINOIS 60008
                                 (708) 290-1891


                                PROXY STATEMENT


     This proxy statement is furnished to the stockholders of The L. E. Myers Co. Group, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1995 annual meeting of stockholders (the "Annual Meeting") to be held at the Meadows Corporate Center, English Room, 2850 West Golf Road, Rolling Meadows, Illinois on Thursday, May 11, 1995 commencing at 10:00 a.m., Chicago time, and at any adjournment or adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 4, 1995. Only holders of record of common stock, $1.00 par value, of the Company ("Common Stock") as of the close of business on March 23, 1995, the record date fixed for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

     The voting securities of the Company consist solely of its shares of Common Stock, 2,379,156 of which were issued and outstanding and entitled to vote at the close of business on March 23, 1995, the record date for the Annual Meeting. Each holder of record of shares of Common Stock at the record date is entitled to one vote for each share held on every matter submitted to the Annual Meeting. The election of one Class III director will be determined by a plurality of the shares present and entitled to vote at the meeting. The approval of the 1995 Stock Option Plan and other business which may be properly brought before the meeting, will be determined by a majority of the shares present and entitled to vote at the meeting.

     Shares of Common Stock cannot be voted at the Annual Meeting unless the holder of record is present in person or is represented by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his shares at the Annual Meeting. When the stockholder has properly executed the proxy, the shares represented thereby will be voted in accordance with the instructions thereon. The enclosed proxy may be revoked by the stockholder giving it at any time before it is exercised, either in person at the meeting, by written notice to the Secretary of the Company or by delivery of any later-dated proxy.

     Proxies will be solicited principally by mail. Arrangements have been made with brokerage houses, custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners of Common Stock held of record by those firms. The Company will reimburse banks, brokers or other nominees for the expenses incurred in forwarding proxy material to beneficial owners. In addition, certain directors and officers and other employees may solicit proxies, without additional remuneration therefor, by personal contact, mail, telephone, telegraph, or electronic communication. The Company will bear the cost of this solicitation which it estimates will be approximately $6,000.

                              ELECTION OF DIRECTOR

     The Company's certificate of incorporation provides that the Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as possible. On January 3, 1995, in accordance with provisions of the Agreement and Plan of Merger dated October 5, 1994 (as amended) (the "Merger Agreement") by and among the Company, HMM Corporation (a wholly owned subsidiary of the Company) and Harlan Electric Company ("Harlan"), the Board of Directors amended the bylaws of the Company to provide that the number of directors which shall constitute the whole Board of Directors be increased from four to five and elected Mr. John M. Harlan as a Class I director to become the fifth director of the Company. Mr. Harlan was elected to serve a term from January 3, 1995 until the term of the Class I directors expires at the 1996 annual meeting of stockholders. The Board of Directors, currently consists of two Class I directors (whose terms shall expire at the 1996 annual meeting of stockholders), two Class II directors (whose terms shall expire at the 1997 annual meeting of stockholders) and one Class III director (whose term shall expire at the Annual Meeting).

     The Board of Directors has nominated Mr. Charles M. Brennan III for election as a Class III director at the Annual Meeting. Mr. Brennan is the incumbent Class III director. It is intended that shares represented by properly executed proxies will be voted at the Annual Meeting, in the absence of contrary instructions, for the election of Mr. Brennan as a Class III director. Should Mr. Brennan be unavailable for election for any reason, such proxies will be voted for a substitute nominated by the Board of Directors.

     The following information is set forth below with respect to the nominee and the incumbent directors: (i) his name, (ii) his age, (iii) all of his positions and offices with the Company, (iv) his business experience during the past five years, (v) his directorships in other publicly held companies, and
(vi) the period during which he has served as a director of the Company.

Class III (Nominee) - Term expires 1998

CHARLES M. BRENNAN III (53) Director since 1986. Chairman (since 1988) and Chief Executive Officer (since 1989) of the Company. Mr. Brennan is also a director of UNR Industries, Inc. and Control Devices, Inc.

Class I Directors - Term expires 1996

WILLIAM G. BROWN (52) Director since 1990. Partner in the law firm of Bell, Boyd & Lloyd, Chicago, Illinois since 1976. Mr. Brown is also a director of Medicus Systems Corporation and Dovenmeuhle Mortgage, Inc.

JOHN M. HARLAN (61) Director since 1995. Former Chairman and President of Harlan Electric Company (since 1963).

Class II Directors - Term expires 1997

ALLAN E. BULLEY, JR. (62) Director since 1992. Chairman (since 1991) and Chief Executive Officer (since 1970) of Bulley and Andrews, a general construction firm, Chicago, Illinois.

BIDE L. THOMAS (59) Director since 1993. Former President and Chief Operating Officer of Commonwealth Edison Electric Company, an investor owned electric utility, Chicago, Illinois. Mr. Thomas is also a director of Northern Trust Corporation, The Northern Trust Company and R. R. Donnelley & Sons Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF CHARLES M. BRENNAN III AS A CLASS III DIRECTOR OF THE COMPANY.

GOVERNANCE OF THE COMPANY BY ITS BOARD OF DIRECTORS

     The bylaws of the Company require the Board of Directors to have an Audit Committee and permit the Board of Directors to designate, by resolution, other committees of the Board to have and exercise certain of the powers of the Board of Directors in the management of the business and affairs of the Company. The primary functions of the Audit Committee are to review the Company's interim and annual financial statements and the reports of its management and auditors thereon, and to report its findings and recommendations to the Board of Directors. The current members of the Audit Committee are Mr. Brown (Chairman), Mr. Bulley, Mr. Thomas and Mr. Brennan (ex-officio). During 1994 the Board of Directors established a Compensation Committee. The primary purposes of the Compensation Committee are to administer the Company's stock option plans and incentive plans and set the compensation of the Chief Executive Officer and other executive officers. During 1994 the Board of Directors held seven meetings and the Audit Committee held two meetings. The Compensation Committee held two meetings in 1994 in conjunction with meetings of the Board of Directors.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company or any of its subsidiaries is paid a fee of $12,000 annually plus $500 for each meeting of the Board of Directors or committee of the Board which he attends, with a maximum of one meeting fee payable for any calendar day.

     Under the terms of the 1993 Non-Employee Directors' Stock Option Plan each non-employee director, upon his or her first election to the Board of Directors, receives an option to purchase 10,000 shares of Common Stock. The plan further provides that each director shall receive an option to purchase an additional 1,000 shares of Common Stock on the date each annual meeting of stockholders is held after the year in which the non-employee director was first elected to Board of Directors. The terms of the initial 10,000 share grant and of each of the subsequent 1,000 share grants are: (i) the option price shall be the average of the high and low prices of a share of common stock on the New York Stock Exchange on the date of grant; (ii) the option shall vest with respect to 25% of the shares six months after the date of grant, with respect to an additional 25% of the shares one year after the date of grant, with respect to an additional 25% of the shares two years after the date of the grant, and with respect to the final 25% of the shares three years after the date of the grant; (iii) the option shall expire ten years after the date of the grant. On May 12, 1994, the date of the Company's 1994 annual meeting of stockholders, Messrs. Brown, Bulley and Thomas were granted an option to purchase 1,000 shares of Common Stock at an exercise price of $11.32 per share. On January 3, 1995, Mr. Harlan was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $10.82 per share.
Messrs. Brown, Bulley and Thomas will be granted an option to purchase 1,000 shares of Common Stock on the date of the Annual Meeting in accordance with the terms of the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 3, 1995, the Company acquired all of the issued and outstanding shares of capital stock of Harlan in accordance with the terms of the Merger Agreement for a total consideration of $19,291,097 consisting of $13,611,557 of cash, $3,737,430 in non-escrow notes and $1,942,110 in escrow notes. The non-escrow notes may be converted into shares of Common Stock at a conversion price of $12.6212 at any time after January 4, 1996 and before January 3, 2002. The escrow notes may be converted into shares of Common Stock at a conversion price of $12.6212 at any time after the expiration of the representations and warranties of Harlan under the Merger Agreement and before January 3, 2002. John M. Harlan and his five brothers and sisters (the "Noteholders") received all of the escrow and non-escrow notes, aggregating $5,679,540 which are convertible into 450,000 shares of Common Stock under the terms of the Merger Agreement. Both the escrow and non-escrow notes are for a term of seven years with interest being paid semi-annually and the principal being repaid in three equal payments on the fifth, sixth and seventh anniversary dates of the notes respectively. The escrow and the non-escrow notes may be redeemed by the Company at any time after January 3, 2000 or at any early time with the consent of the

Noteholder. To the extent provided in the Merger Agreement the Company may setoff against the escrow notes the amount of any damages the Company may have as a result of claims related to inaccurate representations or warranties of Harlan under the Merger Agreement. In exchange for his 61,223 shares of stock of Harlan, John M. Harlan, as trustee, received cash in the amount of $989,417, a 7% convertible subordinated non-escrow note in the amount of $537,098 and a 7% convertible subordinated escrow note in the amount of $279,096.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      For the year ended December 31, 1994, the Company incurred legal fees for services rendered in the amount of $419,683 to Bell, Boyd & Lloyd of which Mr. Brown, a Director and member of the Compensation Committee, is a partner. The Company anticipates that Bell, Boyd & Lloyd will continue to provide legal services to the Company in 1995.


                       APPROVAL OF 1995 STOCK OPTION PLAN


     General. The Board of Directors unanimously adopted and recommends that the stockholders approve The L. E. Myers Co. Group 1995 Stock Option Plan (the "1995 Plan"), a copy of which is attached as Appendix A to this proxy statement. The Board of Directors believes it is important to have the ability to grant stock options to assist it in attracting, retaining, rewarding, and motivating key individuals. In this regard, the Committee which administers the Company's 1990 and 1992 stock option plans issued stock options covering, in the aggregate, 46,500 shares of Common Stock, to key employees of Harlan and its subsidiaries. In addition, stock options covering 14,500 shares of Common Stock in the aggregate were granted to two key employees of The L. E. Myers Co., a wholly owned subsidiary of the Company. One of the grantees of these options is an executive officer of the Company. It also granted options covering, in the aggregate 4,500 shares of Common Stock, to two new key employees on February 23, 1995. In adopting the 1995 Plan the Board of Directors took into consideration the number of key employees increased as a result of the merger and that no shares except for those available as a result of canceled options would be available for future grants under the Company's
1990 and 1992 plans.   The following summary of the 1995 Plan is qualified in
its entirety by reference to the text of the 1995 Plan.

     Purpose. The purpose of the 1995 Plan is to benefit the Company through maintenance and development of its business by offering certain present and future key employees a favorable opportunity to become stockholders, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging their maximum efforts for and continued involvement with the Company.

     Administration. The 1995 Plan shall be administered by a committee of the Board of Directors (the "Committee") which consists of not less than two members of the Board of Directors who are not employees or officers of the Company. Members of the Committee shall be appointed from time to time by the Board of Directors. Subject to the terms of the 1995 Plan, the Committee shall have the authority, among other things, to determine (i) the persons to be granted options; (ii) the number of shares subject to each option; (iii) the exercise price of the option (which price shall not be less than the fair market value of the option at the time of grant); (iv) the time or times when the option may be exercised; (v) the date the option terminates (which shall not be more than 10 years after the grant date); (vi) whether the option may be transferred (as limited by the 1995 Plan); (vii) the form of payment for the exercise price; and (viii) whether the option shall include a right to receive dividend equivalent payments.

     Shares subject to the 1995 Plan. The 1995 Plan provides for the delivery of shares of Common Stock of the Company upon the exercise of options. The number of shares of Common Stock which may be issued under the 1995 Plan may not exceed, in the aggregate, 300,000. A proportionate or equitable adjustment of the number of shares subject to the 1995 Plan and options granted thereunder, and of the purchase price per share, will be made in the event of any stock split, stock dividend, merger or similar event. In the event that a stock option granted under the 1995 Plan expires or is terminated or canceled unexercised as to any shares, such released shares may again be issued under the 1995 Plan.

     Eligibility. All key employees of the Company are eligible to be considered as recipients of a grant or grants of options to purchase shares of Common Stock under the 1995 Plan. There are currently approximately sixty such key employees.

     Termination of employment. In the event that an optionee ceases to be an employee of the Company or any subsidiary for any reason except death, permanent disability, retirement or termination for cause, his options may be exercised at any time during their specified term for a period of 90 days after the date of such termination. If his employment is terminated by death, permanent disability or retirement his options may be him (or in the event of his death, by his heirs, legatees, or legal representatives) during their specified term for a period of up to 3 years following such event to the extent that such options were exercisable at the date of termination, unless otherwise accelerated by the Committee in its discretion. In the event of termination of employment for cause, the optionee's options shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease immediately.

     Non-transferability of options. Except to the extent provided below, no option granted under the 1995 Plan may be transferred by the optionee (except, in the event of the optionee's death, by will or the laws of descent and distribution, to the limited extent described in "Termination of Employment".) The Committee may, however, in its discretion, grant an option which would permit the optionee, at any time prior to his or her death, to transfer all or a portion of such option to: (i) his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; (ii) the trustee of a trust established for the benefit of his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; or (iii) a partnership whose only partners are the spouse and/or lineal descendants and/or the spouse or spouses of the lineal descendants of the optionee; provided that the form of such transfer sets forth the transfer limitations, the optionee receives no consideration from the transferee, and the transferee is subject to all of the terms of the option. The transfer shall be evidenced by an appropriate written document received by the Company on or prior to the date of the transfer.

     Amendment of the 1995 Plan. The Board of Directors may amend or discontinue the 1995 Plan at any time. However, no such amendment or discontinuance may change or impair any option previously granted without the consent of the optionee.

     Federal income tax consequences. Options granted under the 1995 Plan are not intended to qualify as "incentive stock options" within the meaning of
Section 422A of the Internal Revenue Code. The Company understands that under current federal income tax law that (i) no income will be recognized by the optionee at the time of grant of an option; (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference between the option price and the fair market value of the stock purchased on the date of exercise; and (iii) the Company will be entitled to treat as a deduction the amount recognized as income by the optionee at the time of exercise.

     Effective date. If the 1995 Plan is approved by the stockholders of the Company at the Annual Meeting, it shall be deemed to have become effective on January 3, 1995. Options set forth in the table "NEW PLAN BENEFITS" were granted on January 3, 1995 under the 1995 Plan subject to approval of the 1995 Plan by stockholders at the Annual Meeting. Each of the options granted will vest with respect to one-fourth of the shares of Common Stock covered thereby on the anniversary date of the grant in 1996, 1997, 1998 and 1999, respectively, and expire ten years after the date of grant. The exercise price per share of Common Stock covered by such options is $10.88. If the 1995 Plan
is not approved by stockholders, these options shall be canceled.   On March
20, 1995, the last reported sales price of the Company's Common Stock on the New York Stock Exchange, as reported in The Wall Street Journal (Midwest Edition), was $11.50 per share.

                               NEW PLAN BENEFITS

                                                                                    1995 STOCK OPTION PLAN
 Name and Position                                                                       Number of Units
 -----------------                                                                       ---------------
 Charles M. Brennan III                                                                       30,000
 Chairman and Chief Executive Officer

 James F. Kimsey (1)                                                                          25,000
 President, Sturgeon Electric Company, Inc.

 Elliott C. Robbins                                                                           12,500
 Senior Vice President, Chief Financial Officer and Treasurer

 Executive Group (the three individuals named above)                                          67,500

 Non-Executive Officer                                                                        2,500
 Employee Group

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPANY'S 1995 STOCK OPTION PLAN.


                       EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, their respective ages, positions held and tenure as officers are set forth below:

                                     Position(s) Held                                        Officer of the
 Name                        Age     with the Company                                        Company Since
 ----                        ---     ----------------                                        -------------
 Charles M. Brennan III      53      Chairman                                                      1988
                                     Chief Executive Officer                                       1989

 James F. Kimsey (1)         46      President of Sturgeon Electric Company, Inc. (a               1995
                                     wholly owned subsidiary)

 William S. Skibitsky (2)    45      President of The L. E. Myers Co. (a wholly owned              1994
                                     subsidiary) and Executive Vice President of the
                                     Company

 Byron D. Nelson             48      Senior Vice President, General Counsel and Secretary          1984

 Elliott C. Robbins          48      Senior Vice President, Chief Financial Officer                1984
                                     and Treasurer

(1) Sturgeon Electric Company, Inc. was acquired by the Company on January 3, 1995 pursuant to the Merger Agreement. Mr. Kimsey is responsible for the western operations of the Company.

(2) Mr. Skibitsky was elected Executive Vice President of the Company and President of The L. E. Myers Co. (a wholly owned subsidiary of the Company) on May 12, 1994. Mr. Skibitsky is responsible for the eastern operations of the Company.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     In 1994, the Board of Directors established a Compensation Committee (the "Committee") which consists of Mr. Thomas (Chairman), Mr. Brown and Mr. Bulley. The Committee administers the Company's 1989, 1990 and 1992 Stock Option Plans, and the Company's Management Incentive Plan ("MIP"). In addition, the Compensation Committee recommends to the Board of Directors for its approval the compensation for the Chief Executive Officer and for the other named executive officers of the Company. The purpose of the overall compensation program of the Company is to attract and incent key operating and management personnel. The principal components of the compensation of the Chief Executive Officer and the other named executive officers are base salary, short term incentive awards under the Company's MIP, and long term incentives under the Company's stock option plans.

     The Committee bases its decisions regarding compensation of the Chief Executive Officer on the philosophy that a significant portion of his compensation must be determined by the performance of the Company against its business plan. It believes generally that base salaries should be competitive within the industries in which the Company conducts its business and should be within the range of mean and mid-points for comparable positions as determined by various industry compensation analysts and studies. In addition, incentive compensation awards and stock options should provide an opportunity based upon performance for the Chief Executive Officer, Executive Officers and other key management personnel to earn additional compensation which would place them in the upper quartile of compensation ranges for comparable positions within the industries in which the Company conducts its businesses.

     The MIP provides that the Chief Executive Officer, the other named Executive Officers, and certain other key management personnel are eligible for an award for each calendar year in which the Company achieves at least 75% of its planned earnings per share goal for the year. This minimum performance requirement may be amended, from time to time, by the Board of Directors. Awards may be granted to all, some, or none of the aforementioned eligible participants and may vary from 10% to 115% of the individual's base salary.
The amount of the award for the Chief Executive Officer is determined by the Committee based upon an evaluation of the Company's performance against its business plan in terms of revenue, net income, return on net assets and the Committee's overall evaluation of the Chief Executive Officer's performance.
In addition to the evaluation of the Company's overall performance against plan, the amount of the awards for the other named executive officers who are responsible for divisions of the Company's operations are determined by the Committee based upon an evaluation of each such Executive Officer's division's performance compared to its business plan revenues, contract margins and operating income. The Committee also considers in its determination of awards, the evaluation of performance against certain other specific goals, such as safety, an element of which is measured by a reduction in lost time accidents, established at the time of the business plans for the year are finalized, and the evaluation of the executive officer's overall performance in his position. Awards for Executive Officers who are not responsible for division operations are determined by the Committee based upon the Company's overall financial performance against its business plan in the same manner as for the Chief Executive Officer and an evaluation of such Executive Officer's overall performance in his or her position, considering the responsibilities of such executive officer. The Board of Directors may grant discretionary awards notwithstanding the terms of the MIP. Awards, if any, to the named Executive Officers under the MIP (or a predecessor plan) for 1992, 1993 and 1994 are set forth in the Summary Compensation Table.

     The Company utilizes stock options as longer term compensation vehicles. The outside directors believe that significant linkage between the compensation of the Chief Executive Officer, the named executive officers and key management personnel and the maximization of stockholder wealth through appreciation in the value of Common Stock is created through the use of stock options. Options are generally priced at the fair market value of the underlying stock on the date of the grant of the option and vest incrementally over four to five years. The Committee believes the incremental vesting provides a longer term incentive to its executive officers thereby providing a compensation vehicle by which to retain successful managers. In 1992 the outside directors awarded Mr. Brennan a stock option to purchase 75,000 shares of Common Stock as a longer term incentive. Mr. Brennan's option was granted at the fair market value of the underlying stock on the date of grant vests approximately nine years from the date of grant subject to acceleration at the sole discretion of the outside directors. The vesting schedule may be accelerated from time to time by the outside directors based upon Mr. Brennan's progress in achieving the Company's strategic objectives.
In February, 1995 the Committee accelerated the date upon which the option could be exercised with respect to 20,000 of the shares to February 22, 1995.


                               COMPENSATION COMMITTEE
                               Bide L. Thomas, Chairman
                               William G. Brown
                               Allan E. Bulley, Jr.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table, including footnotes, shows for the years 1994, 1993, and 1992, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the named Executive Officers in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                                                       Compensation
                                   Annual Compensation                                    Awards
- -------------------------------------------------------------------------------------------------------------------------------
                                                                    Other Annual                              All Other
 Name and Principal                    Salary           Bonus       Compensation        Options/SARs         Compensation
        Position            Year       ($) (1)           ($)          ($) (2)               (#)                ($) (3)
 ----------------------     ----       -------         -------     ---------------     --------------        --------------

 Charles M. Brennan III       1994     250,000         99,500      69,440   (4)               0             64,865
 Chairman and                 1993     250,000              0      69,495   (4)               0             56,027
 Chief Executive Officer      1992     250,000              0      76,340   (4)          75,000             52,027

 William S. Skibitsky (5)     1994     101,540         40,000       5,352                25,000             27,413   (6)
 Executive Vice President
 and President -
 The L. E. Myers Co.

 Elliott C. Robbins           1994     135,000         50,000       6,765                     0             26,426
 Senior Vice President        1993     133,270              0       6,724                10,000   (7)       17,607
 Treasurer and Chief          1992     125,000         15,000       6,696                10,000   (7)       21,576
 Financial Officer

 Byron D. Nelson              1994     130,000         50,000       6,730                     0             25,699
 Senior Vice President        1993     128,270              0       6,688                10,000   (7)       17,114
 General Counsel              1992     120,000         35,520       6,661                10,000   (7)       20,837
 and Secretary

Notes to Summary Compensation Table

(1) Includes amounts deferred at the election of the named executive officers under the 401(k) feature of the Company's Profit Sharing and Thrift Plan.

(2) Includes automobile allowances of $600, $500, and $500 per month for Messrs. Skibitsky, Robbins, and Nelson respectively. Mr. Brennan was provided with an automobile by the Company commencing in 1993. The table includes the $600 per month automobile allowance for Mr. Brennan in 1992. Includes income related to premium costs of group term life insurance in excess of $ 50,000 provided by the Company.

(3) Includes: (i) the vested portion Company contributions to the Profit Sharing and Thrift Plan and (ii) dividend equivalent payments under the Company's Stock Option Plans on stock options held by the named executive officers for all reported years. Includes amounts accrued by the Company as unfunded liabilities for Mr. Robbins and Mr. Nelson pursuant to Supplemental Retirement and Death Benefit Agreements (SRDB Agreements) with them. Under the SRDB Agreements these named executive officers are entitled, upon retirement or permanent disability, to an aggregate amount equal to two times their highest base salary (Benefit Amount) payable in 120 equal monthly installments over a period of 10 years (or, in the event of death, to their beneficiary over 15 years). The Benefit Amount is reduced by 15%, 25%, 33.33%, 40% and 45% in the event the named executive officer retires at age 64, 63, 62, 61, or 60, respectively. No benefit shall be paid in the event of the named executive officer's retirement prior to age 60.

(4) In 1991, in lieu of any other retirement not available generally to all employees, Mr. Brennan was granted an option to purchase 50,000 shares of Common Stock and borrowed the exercise price from the Company to exercise the option. Included in the amount set forth is a payment of $68,000 to Mr. Brennan which is equal to the amount of principal payment payable to the Company by Mr. Brennan on December 31, 1992, 1993 and 1994 under the terms of the promissory note evidencing the loan. Upon receipt, Mr. Brennan immediately paid these amounts to the Company as payment of the principal due on the note. The amount does not include an additional payment of $42,549 for 1994, $48,222 for 1993, and $54,926 for 1992 which is equal to the amount of interest accrued on the promissory note at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended. On December 31, 1994, December 31, 1993 and December 31, 1992 respectively, Mr. Brennan received payments equal to these amounts which he immediately paid to the Company as payment of the interest amount due on the note. There is no net income or expense effect from these interest payments since the interest income earned by the Company offsets the payment expense. (See EMPLOYMENT AGREEMENT - C. M. BRENNAN III.)

(5) Mr. Skibitsky was first employed by the Company and elected an executive officer on May 12, 1994 and his compensation amounts are based upon his employment with the company since May 1994.

(6) Includes $23,288 of relocation related expenses paid by the Company which expenses were associated with Mr. Skibitsky's relocation to the Chicago, Illinois area following his employment by the Company.

(7) Option granted in 1992 was canceled in exchange for option granted in 1993.

STOCK OPTIONS

     The following tables contain information concerning the stock options granted to, exercised by and held by the named executive officers in 1994. The Company's Stock Option Plans do not provide for the grant of SARs. The Potential Realizable Values set forth result from calculations assuming 5% and 10% growth rates as set by the Securities Exchange Commission. The value of unexercised in-the-money options is calculated using the difference between fair market value of the Common Stock at December 31, 1994 ($10-7/8 per share) and the exercise price of the options.



                                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                           % of Total                                 Potential Realizable
                                          Options/SARs      Exercise                   Value at Assumed
                                           Granted to       or Base                  Annual Rates of Stock
                          Options/SARs    Employees in       Price     Expiration    Price Appreciation for
 Name                      Granted(#)      Fiscal Year       ($/Sh)       Date            Option Term
 ------------------       ------------    ------------     --------    ----------   ----------------------
                                                                                    5% ($)       10% ($)
                                                                                    ------       -------
 William S. Skibitsky        25,000       91%              $11.32       05/11/04    $182,000     $492,750




              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUE

                                                                                               Value of
                                                                                Number of      Unexercised
                                                                               Unexercised     In-the-Money
                                                                               Options/SARs    Options/SARs
                                                                              at FY-End (#)    at FY-End ($)
                                                                              -------------    -------------
                                         No. Shares
                                          Acquired       Dollar Value        Exercisable/      Exercisable/
 Name                                    on Exercise     Realized            Unexercisable     Unexercisable
 ----------------------                  -----------     --------            -------------     -------------
 Charles M. Brennan III                      0           $   0                E -   143,750    $     745,344
                                                                              U -    75,000    $           0
 William S. Skibitsky                        0           $   0                E -         0    $           0
                                                                              U -    25,000    $           0
 Elliott C. Robbins                          0           $   0                E -    12,500    $      64,813
                                                                              U -    10,000    $      14,350
 Byron D. Nelson                             0           $   0                E -    12,500    $      64,813
                                                                              U -    10,000    $      14,350

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
             AMONG THE L. E. MYERS CO. GROUP, THE NYSE MARKET INDEX THE DOW JONES HEAVY CONSTRUCTION INDUSTRY GROUP INDEX

                                   [GRAPH]

                               FISCAL YEAR ENDING
                                  (in dollars)

 COMPANY                                    1989      1990       1991        1992         1993       1994
 ---------------------------              -------   -------    -------     -------      -------    --------
 The L. E. Myers Co. Group               100      226.38       227.00      234.92       167.38     170.64
 DJ Heavy Construction Group             100       94.05       114.75      117.21       119.04     116.16
 NYSE Market Index                       100       95.92       124.12      129.96       147.56     144.69

     The above graph compares the performance of The L. E. Myers Co. Group with that of the New York Stock Exchange Market Index and the Dow Jones Heavy Construction Industry Group Index (DJHCI) which is a published industry index. The companies which comprise the DJHCI are: Abrams Industries, Inc.; Ameron Inc.; Astec Industries; Guy F. Atkinson Company; Michael Baker Company; Banister, Inc.; Blount Inc. (A); Blount Inc. (B); CRSS, Inc.; Devcon International; Dycom Inc.; Enviroq Corporation; Flour Corporation; Foster Wheeler; Gencor Industries Inc.; Gilbert Associates, Inc.; Goldfield Corporation; Graham Corporation; Greiner Engineering; Huntway Partners LP; Insituform East, Inc.; Institform Mid-America Inc.; Instituform Technologies; Jacobs Engineering; JLG Industries, Inc.; Kasler Corporation; Morrison Knudsen; Rexworks Inc.; Stone and Webster; TRC Companies, Inc.; Turner Corporation; and Zurn Industries.

     The comparison of total return on investment based upon the changes in year end price plus reinvested dividends for each period is calculated assuming $100 was invested on January 1, 1989 in The L. E. Myers Co. Group, the companies which comprise the NYSE Market Index and the companies which comprise the DJHCI. For the NYSE and the DJHCI comparison, the assumed investment is based upon a market weighted calculation.

EMPLOYMENT AGREEMENT - C. M. BRENNAN III

     The Company and Charles M. Brennan III entered into an amended and restated employment agreement dated as of December 23, 1991 ("Brennan Agreement"). The Brennan Agreement covers the period from December 23, 1991 to December 31, 1996 and provides that the Company agrees to employ Mr. Brennan as Chairman and Chief Executive Officer at a base compensation of not less than $250,000 per year. The Brennan Agreement provides that Mr. Brennan is entitled to receive a bonus for each of the years 1991 through 1996 in accordance with the terms of any incentive compensation plan as such plan may exist from time to time during the term of the Brennan Agreement.

     The Brennan Agreement provides that, in the event Mr. Brennan's employment terminates, as a result of his death or disability, the Company is obligated to pay to him or his estate the base compensation then accrued but unpaid and the proportionate bonus for the year in which such termination occurs. The proportionate bonus is to be calculated assuming the Company's performance equals 100% of its targeted performance in the Company's business plan for such year.

     The Brennan Agreement further provides that the Company shall have the right to terminate Mr. Brennan's employment for Good Cause (as defined) with no liability to Mr. Brennan except the obligation to pay him his accrued but unpaid base compensation. The Brennan Agreement also provides that Mr. Brennan may terminate his employment for Good Reason (as defined). In such event, Mr. Brennan is entitled to receive a cash payment equal to the greater of (i) the present value of all amounts he would have been entitled to under the Brennan Agreement including bonuses calculated on the basis that the Company performance would equal 100% of its targeted performance provided for in the Company's business plan or (ii) the sum of (a) Mr. Brennan's salary for one year at the highest rate in effect after December 23, 1991 and (b) the bonus which would have been paid for the year in which such termination occurs calculated as if the Company achieved 100% of targeted performance provided in its business plan. In the event of the termination of Mr. Brennan's employment by the Company other than for Good Cause (as defined), the Brennan Agreement provides that Mr. Brennan will be entitled to the same amount as if Mr. Brennan had terminated his employment for Good Reason.

INDEBTEDNESS OF MANAGEMENT

     During 1991, the Board of Directors granted to Mr. Brennan, in lieu of any retirement benefit generally not available to all salaried employees, a stock option to purchase 50,000 shares of Common Stock under the Company's 1990 Stock Option Plan (the "Brennan Option") and the Board of Directors provided Mr. Brennan a cash grant of $731,500 restricted in its use to the exercise of the Brennan Option. As part of the Brennan Agreement, the Company agreed to lend $680,000 to Mr. Brennan and to provide him a cash grant of $51,500 upon execution of the Brennan Agreement. Mr. Brennan used the proceeds of the loan and the $51,500 to return to the Company the $731,500 previously received by him and used for the exercise of the stock option. The loan of $680,000 is evidenced by a promissory note delivered to the Company by Mr. Brennan and is payable in equal installments of $68,000 (plus interest thereon at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of
1986) on December 31 of each year commencing on December 31, 1992 and thereafter through December 31, 2001. The promissory note is secured by shares of Common Stock. The Brennan Agreement provides that Mr. Brennan is entitled to receive, on December 31 on each of the years 1992 through 1996, a payment in an amount equal to the principal and interest payment due to the Company from Mr. Brennan for such years under the above described promissory note. The Brennan Agreement provides that, in the event Mr. Brennan's employment terminates as a result of his death or disability, the Company will forgive all remaining unpaid principal and interest under the promissory note described above.

     On July 24, 1994, the Company made a loan to William S. Skibitsky and his wife in the amount of $150,000 to assist them in the purchase of a home in the Chicago area. The loan is evidenced by a promissory note dated July 24, 1994 executed by Mr. and Mrs. Skibitsky. The terms of the note provide that the principal is due and payable five working days following the sale of their former residence in Connecticut, or on July 24, 1995, whichever first occurs.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

     The table set forth below contains information as of March 23, 1995 concerning beneficial ownership of Common Stock by directors, named executive officers, all directors and executive officers as a group.

                                            Shares                  Exercisable                         Percentage
                                          Beneficially                Stock                            of the Shares
                                            Owned                    Options                            Outstanding
                                            -----                    -------                            -----------
 Charles M. Brennan II                    392,750                   163,750                                21.9%
 William G. Brown                          50,000                     7,750                                 2.4%
 Allan E. Bulley, Jr.                       6,000                     7,750                                  (1)
 John M. Harlan                             - 0 -                     - 0 -                                  (1)
 Bide L. Thomas                             1,500                     5,250                                  (1)
 James F. Kimsey                            - 0 -                     - 0 -                                  (1)
 William S. Skibitsky                       - 0 -                     - 0 -                                  (1)
 Elliott C. Robbins                        12,600                    12,500                                 1.0%
 Byron D. Nelson                           12,500                    12,500                                 1.0%
 All directors and executive officers     475,350                   209,500                                26.4%


(1)  Less than 1%.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table set forth below, including footnotes which are set forth on the following page, contains information as of December 31, 1994 concerning other principal stockholders known to the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock.

                                                                     Shares            Percentage
                                                                  Beneficially        of the Shares
                                                                     Owned             Outstanding
                                                                     -----            -------------
 Heartland Advisors, Inc.                                           212,000              8.9%
 790 N. Milwaukee St.
 Milwaukee, WI  53202

 Shufro, Rose & Ehrman, Inc.                                        174,000              7.3%
 745 Fifth Avenue
 New York, NY  10151-2600

 T. Rowe Price Associates, Inc.                                     140,000              5.9%
 P. O. Box 89000
 Baltimore, MD  21289-1009

                               OTHER INFORMATION


FINANCIAL STATEMENTS AND AUDITORS

     Stockholders are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 for financial and other information about the Company, but the report is not incorporated in this statement and is not deemed to be a part of the proxy soliciting material.

     Deloitte & Touche was the Company's auditor for 1994. The Board of Directors has not selected the Company's auditors for 1995. Auditors will be selected by the Board upon a recommendation by the Audit Committee. A representative of Deloitte & Touche will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     Proposals specified in the Company's proxy materials. Any proposal which a stockholder wishes to have considered by the Company for inclusion in the proxy materials of the Board of Directors for the 1996 annual meeting of stockholders should be sent to the Secretary of the Company in writing and must be received before December 31, 1995.

     Proposals otherwise properly brought before a meeting. Stockholders wishing to present proposals for action at a meeting of the Company's stockholders must do so in accordance with the Company's bylaws. A stockholder must give timely notice of the proposed business to the Secretary of the Company. To be timely, a stockholder's notice must be in writing, delivered to or mailed, postage prepaid, to and received by the Secretary of the Company not less than 45 days nor more than 60 days prior to the meeting, provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder, to be timely, must be received by the Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include:
(i) a brief description of the business desired to be brought before the meeting; (ii) the name and address of the stockholder proposing the business;
(iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

     The Chairman of the meeting may, if the facts warrant, determine and declare that business was not properly brought before the meeting in accordance with the Company's bylaws. If the Chairman does so, the business shall not be transacted.

STOCKHOLDER NOMINATIONS FOR DIRECTOR

     Nominations specified in the Company's proxy materials. The Board of Directors will consider any candidate recommended by a stockholder of the Company for nomination as a director for election at the 1996 annual meeting of stockholders provided that written notice of such recommendation is received by the Secretary of the Company before December 31, 1995. The notice is required to set forth: (i) the name and address of the stockholder making the recommendation; (ii) the name, age, business address and, if known, residence address of each proposed nominee; (iii) the principal occupation or employment of each proposed nominee and other relevant biographical information concerning the proposed nominee; (iv) a detailed statement of the proposed nominee's qualifications; (v) the number of shares of stock of the Company which are beneficially owned by each proposed nominee and by the stockholder making the recommendation; (vi) a description of all arrangements or understandings between the stockholder making the recommendation and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the proposed nomination or nominations are to be made; (vii) any other information concerning the proposed nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (viii) the executed consent of each proposed nominee to serve as a director of the Company if nominated and elected.

     Nominations to be made directly by a stockholder at a meeting. In accordance with the Company's bylaws, stockholders wishing to directly nominate candidates for the Board of Directors must do so in writing, delivered to or mailed, postage prepaid, to and received by the Secretary of the Company not less than 45 days or more than 60 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice is required to set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee;
(iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Company which are beneficially owned by each nominee and by the nominating stockholder; (v) a description of all arrangements or understandings between the nominating- stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (vi) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vii) the executed consent of each nominee to serve as a director of the Company if elected.

     The Chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the Chairman does so, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Byron D. Nelson
                                        Secretary


Suite 200
2550 West Golf Road
Rolling Meadows, Illinois  60008
April 4, 1995

                                                                      APPENDIX A



                           THE L. E. MYERS CO. GROUP
                             1995 STOCK OPTION PLAN


     1. STATEMENT OF PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to benefit The L. E. Myers Co. Group (the "Company") and its subsidiaries through the maintenance and development of management by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging them to continue their involvement with the Company or its subsidiaries.

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"), consisting of not less than two members of the Board who are not employees or officers of the Company or any of its subsidiaries. Each member of the Committee shall be appointed from time to time by the Board and shall serve at the pleasure of the Board. Only "disinterested persons", as such term is defined in Section 16b-3(c)(2)(i) of the Securities Exchange Act of 1934 (as amended), shall serve as members of the Committee. The Board of Directors may from time to time, create a management subcommittee consisting of officers of the Company, and delegate to such subcommittee the authority to grant options to non- officer employees of the Company subject to subsequent ratification of the grants by the Committee.

     Subject to the terms of the Plan, the Committee shall have the authority, in its sole discretion, (a) to determine the individuals to whom options are granted under the Plan; (b) to determine the number of shares subject to each option; (c) to determine the exercise price per share of each option (subject to Section 5 of the Plan); (d) to determine the time or times when options are granted; (d) to determine the time or times when, or conditions upon which, each option becomes exercisable; (e) to accelerate the exercisability of any option granted pursuant to the Plan including with respect to options held by employees whose employment has been terminated by reason of death, permanent disability or retirement; (f) to determine the term of each option (subject to Section 6 of the Plan); (g) to prescribe the form or forms of agreements which evidence options granted under the Plan; and (h) to interpret the Plan and to adopt rules or regulations (consistent with the terms of the Plan) which, in the Committee's opinion, may be necessary or advisable for the administration of the Plan. Any action taken or decision made by the Committee in connection with the administration and interpretation of the Plan shall, to the extent permitted by law, be conclusive and binding upon grantees of options under the Plan, including any transferee or assignee of any option granted under the Plan or any person claiming rights under or through such optionee.

     3. ELIGIBILITY. Options may be granted to key employees of the Company and its subsidiaries selected initially and from time to time thereafter by the Committee in its sole discretion on the basis of their importance to the business of the Company or its subsidiaries.

     4. GRANTING OF OPTIONS. Options may be granted under the Plan under which a total of not in excess of 300,000 shares of common stock of the Company, $1.00 par value, ("Common Stock") may be purchased from the Company, subject to adjustment as provided in Section 10. Options granted under the Plan will not be treated as incentive stock options as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may be made the subject of options granted hereunder (including without limitation options granted in substitution for canceled options). Shares subject to options may be made available from unissued or reacquired shares of Common Stock.

     5. OPTION EXERCISE PRICE. The option exercise price of each option shall be determined by the Committee and, subject to the provisions of Section 10 hereof, shall be not less than 100% of the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. Any determination of the fair market value or of the method of computing fair market value of a share of Common Stock made by the Committee pursuant to any provision of this Plan shall be final, binding and conclusive on all parties.

     6. DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. (a) Subject to the provisions of Paragraph 8, each option shall be for a term of not more than ten years as shall be determined by the Committee at the date of the grant. The Committee shall have the authority to determine with respect to each option the time or times at which, or the conditions upon which, any option, or portions thereof, shall become exercisable.

     (b) The Committee, in its discretion, may accelerate the exercisability of all or any portion of any option; or (ii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option for such additional period as the Committee in its discretion shall determine, except that the aggregate term of any such option, including the original term of the option and any extensions thereof, shall in no event exceed ten years from the date of the original grant.

     7. EXERCISE OF OPTIONS. (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash or by check, except that the Committee may permit, in its discretion, the purchase price to be paid in any other manner, including but not limited to, payment, in whole or in part, by the delivery to the Company of shares of Common Stock in such manner as the Committee may specify. Shares of the Common Stock delivered upon exercise of an option shall be valued at their fair market value as of the close of business on the date preceding the date of exercise as determined by the Committee.

     (b) At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

     (c) Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law or approval of any regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     (d) At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, that the optionee pay to the Company, in such manner and under such conditions as the Committee may specify, an amount equal to the amount of the tax the Company may be required to withhold as a result of the exercise of such option by the optionee.

     8. EXERCISE AFTER TERMINATION OF EMPLOYMENT. (a) Any optionee whose employment is terminated for any reason other than death, permanent disability, or retirement may exercise his or her option to the extent exercisable at the date of such termination at any time during its specified term prior to the 90th day after the date of such termination, provided, however, that if the optionee's employment is terminated for cause such optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

     (b) In the event of termination of employment because of death, permanent disability (as that term is defined in Section 22(e) (3) of the Code, as now in effect or as subsequently amended) or retirement (as hereinafter defined), the option may be exercised to the extent exercisable at the date of such termination (or to the extent exercisability has been accelerated by the Committee in its sole discretion) by the optionee or, if the optionee is not living, by the optionee's heirs, legatees, or legal representative, as the case may be, at any time during its specified term prior to the third anniversary of the date of death, permanent disability or retirement (as hereinafter defined). Retirement as used herein shall mean termination of employment (other than for death or disability) at any date after (i) the employee reaches age 60 and (ii) the sum of the terminated employee's age added to the number of years such employee was employed by the Company or any of its subsidiaries is equal to or greater than 75.

     (c) Notwithstanding the provisions of 8(a) and 8(b) above, the Committee may specify other provisions in the form of agreement evidencing an option with respect to the exercise of such option after the optionee's termination of employment.

     9. NON-TRANSFERABILITY OF OPTIONS. Except as provided below, no option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 (as amended), and each option shall be exercisable during an optionee's lifetime only by such optionee.

     Notwithstanding the above, the Committee may, in its discretion, grant an option which would permit the optionee, at any time prior to his or her death, to transfer or assign all or any portion of such option to: (i) his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; (ii) the trustee of a trust established for the benefit of his or her spouse or lineal descendants or the spouse or spouses of his or her lineal descendants; or (iii) a partnership whose only partners are the spouse and/or lineal descendants and/or the spouse or spouses of the lineal descendants of the optionee; provided that the form of agreement evidencing such option specifically sets forth the transfer limitations, the optionee receives no consideration from the transferee or assignee, and the transferee or assignee is subject to all the conditions applicable to the option prior to the grant. Any such transfer or assignment shall be evidenced by an appropriate written document executed by the optionee and a copy of such document shall be delivered to the Committee on or prior to the effective date of the transfer or assignment.

     10. ADJUSTMENT. (a) In the event that the Company's outstanding Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to options under this Plan shall be proportionately adjusted.

     (b) In case of any capital reorganization, or of any reclassification of the Common Stock or in case of a consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Company, or the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, shall determine that upon exercise of options granted under the Plan after such capital reorganization, reclassification, consolidation, merger or sale there shall be issuable upon exercise of an option a kind and amount of shares of stock or other securities or property (which may, as an example, be a fixed amount of cash equal to the consideration paid to stockholders of the Company for shares transferred or sold by them) which the holders of the Common Stock (immediately prior to the time of such capital reorganization, reclassification, consolidation, merger or sale) are entitled to receive in such transaction as in the judgement of the Board of Directors is required to compensate equitably for the effect of such event upon the exercise rights of the optionees. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

     (c) In the event of any such adjustment the purchase price per share shall be appropriately adjusted.

     11. DIVIDEND EQUIVALENT PAYMENTS. The Committee, in its sole discretion, may provide with respect any option granted under the Plan that, on each date on which cash dividends are paid on shares of Common Stock the Company will pay to the optionee holding such option an amount in cash equal to the amount of the dividends that would have been paid to such optionee had the optionee owned that number of shares of Common Stock for which such option is then currently exercisable or for that number of shares for which such option was granted regardless of whether or not such option is currently exercisable.

     12. AMENDMENT OF PLAN. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall change or impair any option previously granted without the consent of the optionee, increase the maximum number of shares which may be purchased by all optionees, change the minimum purchase price, or permit granting of options to the members of the Committee.

     13. CONTINUED EMPLOYMENT. Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to continue to be employed by the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate such optionee's employment at any time.

     14. EFFECTIVE DATE. On March 22, 1995, the Plan as previously authorized was approved, effective January 3, 1995, by the Board of Directors who directed that the Plan be submitted to the stockholders of the Company for approval. If the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at a duly held stockholders' meeting, the Plan shall be deemed to have become effective on January 3, 1995. Options may be granted under the Plan prior to approval by stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of approval of the Plan by stockholders of the Company; provided, however, that if the Plan has not been approved by stockholders at or prior to the 1995 annual meeting of stockholders of the Company (or any adjournments thereof), then all options granted hereunder shall be canceled and void.

PROXY                                                                      PROXY
                           THE L.E. MYERS CO. GROUP
                 PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 11, 1995

        The stockholder(s) of The L.E. Myers Co. Group signing and dating such signature(s) on the reverse side hereof (the "STOCKHOLDER(S)") hereby appoint Charles M. Brennan III, Byron D. Nelson and Elliott C. Robbins proxies, with full authority, which may be exercised by any one or more of them, with power of substitution, to vote and act for the STOCKHOLDER(S) at the Annual Meeting of Stockholders to be held at the Meadows Corporate Center, English Room, 2850
West Golf Road, Rolling Meadows, Illinois, 60008-4099 at 10:00 a.m. on
Thursday, May 11, 1995, and at any adjournment thereof, as designated on the reverse side hereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        / / Check here for address change       / / Check here if you plan to
                                                    attend the meeting
New Address:______________________________

            ______________________________

            ______________________________

                 (Continued and to be signed on reverse side)

                           THE L.E. MYERS CO. GROUP
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


[                                                                              ]

                                                For Withheld                                            For   Against   Abstain
1.  Election of Class III, Director             / /    / /              2. Approval of 1995 Stock       / /     / /      / /
    Nominee: Charles M. Brennan III                                        Option Plan

THE BOARD OF DIRECTORS RECOMMENDS                                       THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE APPROVAL
VOTING FOR THE ELECTION                                                 OF THE 1995 STOCK OPTION PLAN
OF MR. BRENNAN
                                                                        Dated: __________________________________________, 1995

                                                                        ______________________________________________________

                                                                        ______________________________________________________
                                                                                                Signature(s)

                                                                        Please sign exactly as your name appears. Joint owners
                                                                        should each sign personally. Where applicable, indicate
                                                                        your official position or representation capacity.
